UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2022

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 448-7797

AIM ImmunoTech Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders for 2022 of AIM ImmunoTech Inc. (the “Company”) was held on November 3, 2022. At that meeting, there were 48,049,300 shares of common stock entitled to vote. The requisite quorum for the meeting of 40.0% was present. At the meeting, stockholders voted as follows:

Election of Directors:

The following three director nominees were each elected to serve a term ending at the Company’s Annual Meeting of Stockholders for 2023, or until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Votes
Thomas K. Equels	7,652,988	4,705,546	9,831,146
William M. Mitchell	4,330,110	8,028,424	9,831,146
Stewart L. Appelrouth	4,319,085	8,039,449	9,831,146

Ratification of the selection of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022:

For: 19,946,910	Against: 1,876,423	Abstain: 366,347

Approval, by non-binding vote, of executive compensation:

For: 2,036,994	Against: 10,213,253	Abstain: 108,287	Broker Non-Votes: 9,831,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIM ImmunoTech Inc.

November 8, 2022	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO